UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) 2021 Annual Meeting of Shareholders

On February 19, 2021, the Company held its Annual Meeting of Shareholders.

(b) Voting Results

Proposal No. 1 - Shareholders elected eleven directors to hold office until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Philip W. Knisely	72,025,736	685,706	2,101,749
Julian G. Francis	72,119,238	592,204	2,101,749
Carl T. Berquist	72,339,830	371,612	2,101,749
Barbara G. Fast	71,043,603	1,667,839	2,101,749
Richard W. Frost	58,991,273	13,720,169	2,101,749
Alan Gershenhorn	66,991,049	5,720,393	2,101,749
Robert M. McLaughlin	72,219,005	492,437	2,101,749
Neil S. Novich	71,734,832	976,610	2,101,749
Stuart A. Randle	66,770,828	5,940,614	2,101,749
Nathan K. Sleeper	72,090,569	620,873	2,101,749
Douglas L. Young	72,215,199	496,243	2,101,749

Proposal No. 2 - Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. The final votes were:

For	73,757,133
Against	904,629
Abstain	151,429
Broker Non-Votes	—

Proposal No. 3 – Shareholders approved the compensation for the Company’s named executive officers as presented in in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 15, 2021 on a non-binding, advisory basis. The final votes were:

For	70,799,263
Against	1,753,378
Abstain	158,801
Broker Non-Votes	2,101,749

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 23, 2021	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro
Executive Vice President & Chief Financial Officer